EXHIBIT 99.1
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LaSalle Hotel Properties
3 Bethesda Metro Center, Suite 1200
Bethesda, MD 20814
Ph.  (301) 941-1500
Fax (301) 941-1553
www.lasallehotels.com


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                   LASALLE HOTEL PROPERTIES ACQUIRES
                   THE GRACIELA BURBANK, CALIFORNIA


     BETHESDA, MD, DECEMBER 19, 2006 - LaSalle Hotel Properties (NYSE:
LHO) today announced it has acquired The Graciela Burbank for approximately $36.5 million. The 99-room, independent, luxury full-service hotel is located at 322 North Pass Avenue in the heart of the Media District in downtown Burbank, California. The hotel opened in 2002 and is located across the street from Warner Brothers Studio Ranch and in close proximity to Universal Studios, Disney Studios, NBC and ABC. Included in the purchase price is a 7,270 square foot adjacent parcel of land.

     The four-story hotel features 99 European-style guestrooms, including 15 suites. Approximately 64 rooms feature kitchen facilities and 11 of the suites feature separate living areas with plasma TV's, kitchens and small dining rooms. The hotel offers two dining outlets: a 44-seat Library Lounge serving dinner and offering an extensive wine and drink list as well as the 50-seat Garden Room that serves breakfast. The Graciela Burbank contains 1,400 square feet of indoor meeting space and 840 square feet of rooftop function space. The hotel has a 107-space underground parking garage, 24-hour business center, fitness center and massage room.

     "We are excited about the acquisition of The Graciela Burbank and the opportunity to further participate in the very strong west Los Angeles market," said Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. "Burbank has the highest concentration of media companies in the United States and is an attractive market for both business and leisure travelers."

     The Graciela Burbank will be managed by Outrigger Lodging Services, which manages LaSalle Hotel Properties' three West Hollywood hotels -- Le Montrose Suite Hotel, Grafton on Sunset and Le Parc Suite Hotel. Outrigger Lodging Services, located in Encino, California, owns and operates hotels throughout the United States.

     John Fitts, President and CEO of Outrigger Lodging Services commented, "The Graciela Burbank is an outstanding facility and we are delighted to become involved in guiding the operations."














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     LaSalle Hotel Properties is a leading multi-operator real estate investment trust, owning 32 upscale and luxury full-service hotels, totaling approximately 9,000 guest rooms in 15 markets in 11 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale and luxury full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Gemstone Resorts International, LLC, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, and the Kimpton Hotel & Restaurant Group, LLC.



     This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements in this press release include, among others, statements about market fundamentals, demand generators and market strength. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company's dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly,
(ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, and (viii) the risk factors discussed in the Company's Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.


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Additional Contacts:
-------------------

     Hans Weger, Chief Financial Officer, LaSalle Hotel Properties -
301/941-1500


  For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com

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